Exhibit 10.15

CONSENT AND THIRD AMENDMENT

TO NOTE PURCHASE AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Consent”) is entered into as of March 20, 2007 by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), INTEG MERGER, INC., a Delaware corporation (“Merger Sub”); Borrower, Holdings, Panther Sub and Merger Sub are collectively referred to herein as the “Loan Parties” and each individually as a “Loan Party”), YORK STREET MEZZANINE PARTNERS L.P., YORK STREET MEZZANINE PARTNERS II, L.P., CUNA MUTUAL LIFE INSURANCE COMPANY, MEMBERS LIFE INSURANCE COMPANY, CUNA MUTUAL INSURANCE SOCIETY, CUMIS INSURANCE SOCIETY, INC. and the other lenders from time to time party to the Note Purchase Agreement (collectively, the “Lenders” and individually each a “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and the Lenders have entered into that certain Note Purchase Agreement dated as of January 11, 2006 (as the same has been and hereafter may be amended, modified, restated or otherwise supplemented from time to time, the “Note Purchase Agreement”);

WHEREAS, Borrower has informed the Lenders that Borrower wishes to cause Merger Sub to merge with and into Integres Global Logistics, Inc., a Delaware corporation (“Integres”), pursuant to that certain Merger Agreement dated as of March 20, 2007 (the “Integres Merger Agreement”) by and among the Borrower, Merger Sub, Integres and each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (collectively “TCV”) (such acquisition pursuant to the Integres Merger Agreement, the “Integres Acquisition”);

WHEREAS, in connection with the Integres Acquisition, Borrower intends to use proceeds of revolving loans under the Senior Credit Agreement in the aggregate principal amount of $4,512,575 for the sole and express purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition;

WHEREAS, Borrower has requested that the Lenders (a) consent to the Integres Acquisition, (b) consent to Borrower’s use of proceeds of revolving loans under the Senior Credit Agreement in the aggregate principal amount of $4,512,575 for the sole and express purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition, and (c) agree to amend the Note Purchase Agreement in certain respects as set forth herein; and

WHEREAS, the Lenders are willing to grant such consents and make such amendments,

in each case subject to the terms, conditions and other provisions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

2. Consent and Agreement. Notwithstanding anything to the contrary contained in the Note Purchase Agreement or any other Senior Subordinated Debt Document, and subject to and in accordance with the terms of this Consent, the Lenders hereby:

(a) consent to the Integres Acquisition, notwithstanding the failure of Borrower to comply with clauses (b)(i), (f), and (g) of the definition of “Permitted Acquisition” as set forth in Annex A of the Note Purchase Agreement, and acknowledge that, from and after the effectiveness of such consent, the Integres Acquisition shall be deemed to be a “Permitted Acquisition”; and

(b) consent to the Borrower’s use of proceeds of revolving loans under the Senior Credit Agreement in the aggregate principal amount of $4,512,575 for the sole and express purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition.

3. Amendments. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Note Purchase Agreement and in this Consent, the Note Purchase Agreement is hereby amended as follows:

(a) Section 5.5 of the Note Purchase Agreement is hereby amended by (i) deleting the word “and” immediately after clause (g), (ii) deleting the “.” immediately after clause (h) and substituting “; and” in lieu thereof and (iii) adding a new clause (i) immediately following clause (h) as follows:

“(i) unsecured contingent Indebtedness of the Company constituting the Integres Earn-Out Obligation incurred in connection with the Integres Acquisition in an aggregate maximum potential amount not to exceed $4,000,000.”

(b) Section 5.11 – Restricted Payments. The preamble to Section 5.11 of the Note Purchase Agreement is hereby amended in its entirety to read as follows:

“5.11 Restricted Payments. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire

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such shares, interests or securities now or hereafter outstanding, or (iii) make any payment on account of the Integres Earn-Out Obligation (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Company may declare and pay dividends to the Company or any Wholly-Owned Subsidiary of the Company that is a Domestic Subsidiary, and except that the Company may:”

(c) Section 5.11 – Restricted Payments. Section 5.11 of the Note Purchase Agreement is hereby further amended by (i) deleting the word “and” immediately after clause (e), (ii) deleting the “.” immediately after clause (f) and substituting “; and” in lieu thereof and (iii) adding new clause (g) immediately following clause (f) as follows:

“(g) pay, as and when due and payable, cash payments in amounts required to be paid pursuant to the terms of the Integres Earn-Out Obligation in accordance with the provisions of Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date; provided, that all of the following conditions are satisfied at the time of the making of the Integres Earn-Out Payment:

(A) prior to the making of such payment, the Lenders shall have received (i) written notice from the Company of the Company’s desire to make such payment, (ii) a written calculation of such payment, together with all other deliveries made to or by the Company or any of its Subsidiaries under the Integres Merger Agreement in respect thereof, and (iii) a certificate by a Responsible Officer stating that the Company and its Subsidiaries are in compliance with the terms hereof and of the Integres Merger Agreement in respect of the making of such payment;

(B) without limiting the foregoing, all events and conditions required for such payment under the terms of the Integres Merger Agreement to be due and payable shall have occurred and been satisfied (and no conditions thereof shall have been waived or modified without the prior written consent of the Majority Purchasers);

(C) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such payment;

(D) after giving effect to the making of such payment, Holdings, the Company and each of their Subsidiaries (the “Loan Parties”) are in compliance on a pro forma basis with the financial covenants set forth in Section 6 of the Note Purchase Agreement (recomputed for the most recent quarter for which financial statements have been delivered in accordance with the terms of the Note Purchase Agreement after giving effect thereto as if such payment was made during the period covered thereby); provided, that solely for purposes of calculating the Fixed

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Charge Coverage Ratio as required by this clause (D) in connection with the making of the Integres Earn-Out Payment, the amount of such payment shall constitute a Fixed Charge (it being understood and agreed to by the parties hereto that for purposes of determining the Loan Parties’ ongoing compliance with the financial covenants set forth in Section 6 of the Note Purchase Agreement, the Integres Earn-out Payment shall not constitute Indebtedness or Fixed Charges); and

(E) after giving effect to the making of such payment, Availability is not less than $2,550,000;”

(d) Annex A – Definitions. Annex A of the Note Purchase Agreement hereby is amended by substituting the following definition of the term set forth below in lieu of the current version of such definition contained in Annex A of the Credit Agreement:

““Related Agreements” means, collectively, the Management Agreement, the Panther Purchase Agreement, the Employment Agreements, the Sponsor Guaranty, the Repurchase Agreement, the Integres Acquisition Documents and the Services Agreement.”

(e) Annex A – Definitions. Annex A of the Note Purchase Agreement hereby is further amended by inserting the following defined terms therein in appropriate alphabetical order:

““Integres” means Integres Global Logistics, Inc., a Delaware corporation.”

““Integres Acquisition” means the merger by Merger Sub with and into Integres pursuant to the Integres Merger Agreement.”

““Integres Acquisition Documents” means all documents, agreements and instruments executed by the Company and/or its Subsidiaries in connection with the consummation of the Integres Acquisition and shall include, without limitation, the Integres Merger Agreement.”

“‘“Integres Earn-Out Obligation” means the contingent obligations of the Company to make the Integres Earn-Out Payment to TCV pursuant to Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date.”

““Integres Earn-Out Payment” means the payments, if any, not to exceed an aggregate of $4,000,000 due to TCV by the Company pursuant to Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date.”

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““Integres Merger Agreement” means that certain Merger Agreement by and among the Company, Merger Sub, Integres and TCV, dated as of March 20, 2007.”

““Integres Sub” means Key Transportation Services, Inc., a Texas corporation.”

““Merger Sub” means Integ Merger, Inc., a Delaware corporation.”

““TCV” means, collectively, TCV IV, L.P. and TCV IV Strategic Partners, L.P.”

““Third Amendment” means the Consent and Third Amendment to Note Purchase Agreement dated as of the Third Amendment Effective Date among Holdings, the Company, Panther Sub, Merger Sub, and the Lenders.”

““Third Amendment Effective Date” means March 20, 2007.”

(f) Exhibit 4.2(b). Exhibit 4.2(b) to the Note Purchase Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit 4.2(b) hereto.

5. Conditions Precedent. The effectiveness of this Consent is subject to the following conditions precedent:

(a) the execution and delivery of this Consent by each of the Loan Parties, and the Majority Purchasers;

(b) delivery to the Lenders of the documents and other items identified in the Document Checklist, a copy of which is attached hereto as Exhibit A, all in form and substance reasonably satisfactory to the Majority Purchasers;

(c)(i) the Integres Acquisition shall satisfy all of the conditions set forth in the definition of “Permitted Acquisition” contained in Annex A of the Note Purchase Agreement (other than the conditions set forth in clauses (b)(i), (f) and (g) thereof), (ii) the Integres Acquisition shall have been consummated in accordance with all material Requirements of Law and of the Integres Merger Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Majority Purchasers), for a purchase price not to exceed (A) $4,100,000 payable solely in cash on the closing date of the Integres Acquisition (exclusive of the $400,000 escrow) and (B) up to $4,000,000 (or such lesser amount as may be due and owing under the terms of the Integres Merger Agreement) constituting the Integres Earn-Out Payment and (iii) Integres and TCV shall have fully performed all of the obligations to be performed by them under the Integres Merger Agreement;

(d) the payment of all fees and expenses of the Lenders, including, the fees and expenses of Goodwin Procter LLP; and

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(e) receipt by the Lenders of evidence in form and substance reasonably satisfactory to the Majority Purchasers of the consent to and acknowledgment of the Integres Acquisition by the Senior Lenders.

6. Representations and Warranties. Each Loan Party, jointly and severally, hereby represents and warrants to the Lenders as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Such Loan Party has the power and authority to execute, deliver and perform its obligations under this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(c) the execution, delivery and performance by such Loan Party of this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action;

(d) this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) the Integres Acquisition is permitted pursuant to all material Requirements of Law and all material agreements, documents and instruments to which the Borrower is a party or by which any of its properties or assets are bound;

(f) the Integres Merger Agreement and all other documents, agreements and instruments executed in connection therewith collectively set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby;

(g) on the date hereof, each of the representations and warranties contained in the Integres Merger Agreement is true, correct and complete in all material respects;

(h) all material conditions precedent to the Integres Acquisition have been fulfilled or (with the prior written consent of the Majority Purchasers) waived, and the Integres Merger Agreement has not been amended or otherwise modified and there has been no breach of any material term thereof or condition thereto;

(i) no Default or Event of Default exists; and

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(j) after giving effect to the Integres Acquisition, including the incurrence of Indebtedness in connection therewith and the amendments set forth herein, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 of the Note Purchase Agreement, recomputed for the most recent month for which financial statements have been delivered.

7. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or any of the other Senior Subordinated Debt Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Senior Subordinated Debt Documents. The Note Purchase Agreement and the other Senior Subordinated Debt Documents remain unmodified and in full force and effect.

8. Post-Closing Obligations. The Borrower will deliver to the Lenders, as soon as reasonably practicable, but in no event later than March 30, 2007 (or such later date as may be agreed to in writing by the Lenders), the opinion of Scudder Law Firm, P.C., L.L.O. as counsel of Integres and Integres Sub in a form reasonably acceptable to the Majority Purchasers.

9. References. Any reference to the Note Purchase Agreement contained in any document, instrument or agreement executed in connection with the Note Purchase Agreement, including, without limitation, any Senior Subordinated Debt Document, shall be deemed to be a reference to the Note Purchase Agreement as modified by this Consent.

10. Counterparts. This Consent may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Consent and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

11. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Borrower and each other Loan Party and their successors and assigns and the Lenders and their successors and assigns.

12. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Lenders, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as or Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Consent.

13. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

14. Severability. Wherever possible, each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Consent shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Consent.

15. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Senior Subordinated Debt Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Senior Subordinated Debt Document as security for or otherwise guaranteed the Obligations under or with respect to the Senior Subordinated Debt Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Loan Parties hereby consents to this Consent and acknowledges that each of the Senior Subordinated Debt Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Consent shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of any of the Senior Subordinated Debt Documents or serve to effect a novation of the Obligations.

– Remainder of Page Intentionally Blank; Signature Page Follows –

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IN WITNESS WHEREOF, the parties have executed this Consent as of the date set forth above.

BORROWER:		HOLDINGS:

PANTHER II TRANSPORTATION, INC., an Ohio corporation		PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ Daniel K. Sokolowski	By:	/s/ Daniel K. Sokolowski
Name:	Daniel K. Sokolowski	Name:	Daniel K. Sokolowski
Title:	CEO	Title:	CEO

PANTHER SUB:		MERGER SUB:

PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc.		INTEG MERGER, INC., a Delaware corporation

By:	/s/ Daniel K. Sokolowski	By:	/s/ Roy Showman
Name:	Daniel K. Sokolowski	Name:	Roy Showman
Title:	CEO	Title:	Treasurer

LENDERS:

YORK STREET MEZZANINE PARTNERS, L.P.

By:	York Street Capital Partners, L.L.C., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	MD

YORK STREET MEZZANINE PARTNERS II, L.P.

By:	York Street Capital Partners II, L.L.C., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	MD

[SIGNATURE PAGE TO AMENDMENT AND CONSENT]

CUNA MUTUAL INSURANCE SOCIETY

By:
Name:
Title:

CUMIS INSURANCE SOCIETY, INC.

By:
Name:
Title:

MEMBERS LIFE INSURANCE COMPANY

By:
Name:
Title:

CUNA MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND CONSENT]

EXHIBIT A to Consent and Third Amendment to Note Purchase Agreement

Items denoted in a bold typeface herein shall be prepared and delivered by the Company or its counsel, as applicable

DOCUMENT CHECKLIST

I.	Principal Collateral Documents

1.	Guaranty executed by Integres and Key Transportation Services, Inc. in favor of Lenders

II.	UCC, State and Federal Tax Lien and Judgment Searches; UCC Termination Statements; and UCC Financing Statements

1.	UCC, State and Federal Tax Lien and Judgment Searches listed on Annex A hereto

III.	Ancillary Documents

1.	Third Restatement Effective Date Compliance Certificate demonstrating that, after giving effect to the Integres Acquisition, including the incurrence of Indebtedness under the Senior Credit Agreement in connection therewith, the Borrower is in compliance on a pro forma basis with the covenant set forth in Section 6.2 of the Note Purchase Agreement, recomputed for the most recent month for which financial statements have been delivered

2.	Certificate of Merger certified by the Secretary of State of Delaware

IV.	Organizational Documents, Resolutions, Authorizations and Good Standing Certificates

1.	Integres Secretary’s Certificate certifying as to the following:

Exhibit A	Certificate of Incorporation
Exhibit B	By-Laws
Exhibit C	Incumbency Signatures
Exhibit D	Resolutions re: Senior Subordinated Debt Documents and Related Transactions
Exhibit E	Certificate of Good Standing/Qualification to do Business in Delaware

2.	Key Transportation Services, Inc. Secretary’s Certificate certifying as to the following:

Exhibit A	Certificate of Incorporation
Exhibit B	By-Laws
Exhibit C	Incumbency Signatures
Exhibit D	Resolutions re: Senior Subordinated Debt Documents and Related Transactions
Exhibit E	Certificate of Good Standing in Texas

V.	Certification of Documents by a Responsible Officer of Borrower

1.	Integres Merger Documents:

a.	Integres Merger Agreement, with all exhibits and schedules thereto
b.	Escrow Agreement
c.	Letter Agreement

EXECUTION COPY

GUARANTEE

This GUARANTEE (“Guarantee”), dated as of March     , 2007 is made by Key Transportation Services, Inc., a Texas corporation (“KTSI”), Integres Global Logistics, Inc., a Delaware corporation (“IGLI”; KTSI and IGLI together, the “Guarantors”), in favor of the holders of the Notes (and its respective successors and assigns) issued pursuant to the Note Purchase Agreement referred to below (the “Purchasers”), with reference to the following facts:

RECITALS

Pursuant to that certain Note Purchase Agreement dated as of January 11, 2006, by and among Panther II Transportation, Inc. (the “Company”), an Ohio corporation and York Street Mezzanine Partners, L.P. (“York Street”), a Delaware limited partnership and Cumis Insurance Society, Inc. (“Cumis”), CUNA Mutual Life Insurance Company (“CUNA”), Members Life Insurance Company (“Members”), CUNA Mutual Life Insurance Society (“CUNA Life”) (Cumis, CUNA, Members, CUNA Life and York Street, collectively, the “Purchasers”) (said Note Purchase Agreement, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”), the Purchasers have agreed to purchase senior subordinated notes (the “Notes”) issued by the Company as contemplated therein.

Pursuant to the Note Purchase Agreement, the Guarantors are required to enter into this Guarantee and to guarantee the Guaranteed Obligations as hereinafter provided. The Guarantors expect to realize direct and indirect benefits as the result of the issuance of the Notes under the Note Purchase Agreement and accordingly, desire to execute this Guarantee in order to satisfy the conditions and requirements of the Note Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Guarantors hereby represent, warrant, covenant, agree and guarantee as follows:

Section 1, Definitions. This Guarantee is one of the Guarantees referred to in the Note Purchase Agreement and is one of the Senior Subordinated Note Documents. Terms defined in the Note Purchase Agreement and not otherwise defined in this Guarantee shall have the meanings given those terms in the Note Purchase Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Guarantee” means this Guarantee, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

“Guaranteed Obligations” means any and all present and future obligations of any type or nature of the Company or any other Obligor to the holders of the Notes arising under or related to the Senior Subordinated Note Documents and/or any one or more of them, including principal, interest, premiums, fees, costs and expenses, however evidenced, whether as principal, surety, guarantor or otherwise, whether now existing or hereafter arising, or after the commencement of any case with respect to the Company under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

“Guarantors” has the meaning assigned to such term in the preamble to this Guarantee.

“Purchasers” has the meaning assigned to such term in the preamble to this Guarantee.

Section 2. Guarantee of Guaranteed Obligations. The Guarantors hereby irrevocably, unconditionally guarantee and promise to pay and perform (to the extent such performance is not in violation of applicable Law and the terms of any relevant contract) on demand the Guaranteed Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guaranteed Obligation or the security therefor, or otherwise.

Section 3. Nature of Guarantee. This Guarantee is irrevocable and continuing in nature and relates to any Guaranteed Obligations now existing or hereafter arising. This Guarantee is a guarantee of prompt and punctual payment and performance (to the extent such performance is not in violation of applicable Law and the terms of any relevant contract) and is not merely a guarantee of collection. This Guarantee is the primary obligation of the Guarantors and not a secondary obligation or contract of surety.

Section 4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by the Guarantors or in connection with the Guaranteed Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Note Purchase Agreement or any other Senior Subordinated Note Document that apply to Senior Subordinated Note Documents generally are fully applicable to this Guarantee and are incorporated herein by this reference.

Section 5. Subordination of Indebtedness of Company to the Guarantors to the Guaranteed Obligations. The Guarantors agree that:

(a)	Any indebtedness of Company now or hereafter owed to the Guarantors hereby is subordinated to the Guaranteed Obligations.

(b)	If the Purchasers so request, and upon an Event of Default, any such indebtedness of Company now or hereafter owed to the Guarantors shall be collected, enforced and received by the Guarantors as trustee for the Purchasers and shall be paid over to the Purchasers in kind on account of the Guaranteed Obligations, but without reducing or affecting in any manner the obligations of the Guarantors under the other provisions of this Guarantee.

(c)	After an Event of Default, should the Guarantors fail to collect or enforce any such indebtedness of Company now or hereafter owed to the Guarantors and pay the proceeds thereof to the Purchasers in accordance with Section 5(b) hereof, the Purchasers as the Guarantors’ attorney-in-fact may do such acts and sign such documents in Guarantors’ name as the Purchasers consider necessary or desirable to effect such collection, enforcement and/or payment.

Section 6. Statutes of Limitations and Other Laws. Until the Guaranteed Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to the Purchasers hereunder shall continue to exist and may be exercised by the Purchasers at any time and from time to time irrespective of the fact that any of the Guaranteed Obligations may have become barred by any statute of limitations. The Guarantors expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

Section 7. Waivers and Consents. The Guarantors acknowledge that the obligations undertaken herein involve the guarantee of obligations of Persons other than the Guarantors and, in full recognition of that fact, consent and agree that the Purchasers may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guaranteed Obligations or any part thereof, or any of the Senior Subordinated Note Documents to which the Guarantors is not party or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Senior Subordinated Note Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional security or guarantees for the Guaranteed Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Purchasers in their sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms satisfactory to the Purchasers or by operation of applicable Laws or otherwise liquidate or enforce any Guaranteed Obligations and any security or guarantee therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of Company or any other Person, and correspondingly restructure the Guaranteed

Obligations, and any such merger, change, restructuring or termination shall not affect the liability of the Guarantors or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.

Upon the occurrence and during the continuance of any Event of Default, the Purchasers may enforce this Guarantee independently of any other remedy, guarantee or security the Purchasers at any time may have or hold in connection with the Guaranteed Obligations. The Guarantors expressly waive any right to require the Purchasers to marshal assets in favor of Company or any other Person, and agree that the Purchasers may proceed against Company or any other Person, or upon or against any security, guarantee or remedy, before proceeding to enforce this Guarantee, in such order as it shall determine in its sole and absolute discretion. The Purchasers may file a separate action or actions against Company and/or the Guarantors and/or any other Person without respect to whether action is brought or prosecuted with respect to any security, guarantee or against any other Person, or whether any other Person is joined in any such action or actions. The Guarantors agree that the Purchasers and Company and any Affiliates of Company may deal with each other in connection with the Guaranteed Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guarantee. The Purchasers’ rights hereunder shall be reinstated and revived, and the enforceability of this Guarantee shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by the Purchasers upon the bankruptcy, insolvency or reorganization of Company or any other Person, or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such amount had not been paid. The rights of the Purchasers created or granted herein and the enforceability of this Guarantee with respect to the Guarantors at all times shall remain effective to guarantee the full amount of all the Guaranteed Obligations even though the Guaranteed Obligations, or any part thereof, or any security or guarantee therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Obligor or any other guarantor or surety and whether or not any other Obligor shall have any personal liability with respect thereto. The Guarantors expressly waive any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Company or any other Obligor with respect to the Guaranteed Obligations, (b) the unenforceability or invalidity of any security or guarantee for the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations, (c) the cessation for any cause whatsoever of the liability of Company or any other Obligor (other than by reason of the full payment and performance of all Guaranteed Obligations), (d) any failure of the Purchasers to marshal assets in favor of Company or any other Person, (e) except as otherwise provided in this Guarantee, any failure of the Purchasers to give notice of sale or other disposition of collateral to the Guarantors or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any act or omission of the Purchasers or others that directly or indirectly results in or aids the discharge or release of any Obligor or the Guaranteed Obligations or any security or guarantee therefor by operation of law or otherwise, (g) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (h) any failure of the Purchasers to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i)

the election by the Purchasers, in any bankruptcy proceeding of any Person, of the application or non-application of Section 111 l(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (1) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any Lien in favor of the Purchasers for any reason, (n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding, (o) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (p) any action taken by the Purchasers that is authorized by this Section or any other provision of any Senior Subordinated Note Document. The Guarantors waive all rights and defenses arising out of an election of remedies by the Purchasers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the obligations, if any, has destroyed the Guarantors’ rights of subrogation and reimbursement against the principal by the operation of the internal laws of the State of New York or otherwise. The Guarantors expressly waive all setoffs and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

Section 8. Condition of Company and its Subsidiaries. The Guarantors represent and warrants to the Purchasers that such Guarantors have established adequate means of obtaining from Company and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Company and its Subsidiaries and their Properties, and the Guarantors now are and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Company and its Subsidiaries and their Properties. The Guarantors hereby expressly waive and relinquish any duty on the part of the Purchasers (should any such duty exist) to disclose to the Guarantors any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Company or its Subsidiaries or their Properties, whether now known or hereafter known by the Purchasers during the life of this Guarantee. With respect to any of the Guaranteed Obligations, the Purchasers need not inquire into the powers of Company or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

Section 9. Waiver of Rights of Subrogation. Until the principal of, premium, if any, and interest on the Notes are paid and all of the Guaranteed Obligations have been paid and performed in full, notwithstanding anything to the contrary elsewhere contained herein or in any other Senior Subordinated Note Document to which the Guarantors are Party, the Guarantors hereby expressly waive with respect to Company and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Company or any surety for Company, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which the Guarantors may have or hereafter acquire against Company or any other such Person in connection with or as a result of Guarantors’ execution, delivery and/or performance of this Guarantee or any other Senior Subordinated Note Document to which the Guarantors are party. The Guarantors agree that, until the principal of, premium, if any, and interest on the Notes are paid and all of the Guaranteed Obligations have been paid and performed in full, they shall not have or assert any such rights against Company or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Company or any surety for Company, either directly or as an attempted setoff to any action commenced against the Guarantors by Company (as borrower or in any other capacity), the Purchasers or any other such Person. The Guarantors hereby acknowledge and agree that this waiver is intended to benefit Company and the Purchasers and shall not limit or otherwise affect the Guarantors’ liability hereunder, under any other Senior Subordinated Note Document to which the Guarantors are party, or the enforceability hereof or thereof.

Section 10. Understandings With Respect to Waivers and Consents. The Guarantors warrant and agree that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantors otherwise may have against Company, the Purchasers or any other Person, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. The Guarantors acknowledge that they have either consulted with legal counsel regarding the effect of this Guarantee and the waivers and consents set forth herein, or have made an informed decision not to do so. If this Guarantee or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guarantee and such waivers and consents shall be effective to the maximum extent permitted by Law.

Section 11. Representations. Warranties and Covenants. The Guarantors hereby make each and every representation and warranty set forth in Section 3 of the Note Purchase Agreement as if set forth in full herein. Additionally, the Guarantors agree to be bound by the covenants contained in Section 5 of the Note Purchase Agreement as if they are made by the Guarantors in this Guarantee.

Section 12. Costs and Expenses. The Guarantors agree to pay to the Purchasers all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Purchasers in the enforcement or attempted enforcement of this Guarantee (including, without limitation, in connection with any workout, restructuring or bankruptcy, insolvency or other similar proceedings), whether or not an action is filed in connection therewith, and in connection with any waiver, supplementation, extension, renewal, or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Purchasers), incurred or paid by the Purchasers in exercising any right, privilege, power or remedy conferred by this Guarantee, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guaranteed Obligations and shall be paid to the Purchasers by the Guarantors, immediately upon demand, together with interest thereon at the rate(s) provided for under the Note Purchase Agreement.

Section 13. Construction of this Guarantee. This Guarantee is intended to give rise to absolute and unconditional obligations on the part of the Guarantors; hence, in any construction hereof, notwithstanding any provision of any Senior Subordinated Note Document to the contrary, this Guarantee shall be construed strictly in favor of the Purchasers in order to accomplish its stated purpose.

Section 14. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Senior Subordinated Note Document to which the Guarantors are Party, the aggregate liability of the Guarantors hereunder for payment and performance of the Guaranteed Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a “fraudulent transfer”, “fraudulent conveyance”, or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of the Guarantors hereunder is independent of any other guarantees at any time in effect with respect to all or any part of the Guaranteed Obligations, and the Guarantors’ liability hereunder may be enforced regardless of the existence of any such guarantees. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of the Guarantors hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guaranteed Obligations.

Section 15. Subordination. The Purchasers recognize and acknowledge that, notwithstanding anything to the contrary contained herein, all of the rights and remedies of the Purchasers hereunder shall be subject to the terms and conditions of the Intercreditor Agreement. From and after the date on which all of Company’s obligations under the Senior Credit Agreement have been satisfied, this provision shall no longer be effective.

Section 16. WAIVER OF JURY TRIAL. THE PURCHASERS AND THE GUARANTORS EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED OR INCIDENTAL TO THIS GUARANTEE, THE NOTE PURCHASE AGREEMENT, THE OTHER SENIOR SUBORDINATED NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PURCHASERS AND THE GUARANTORS AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTEE, THE NOTE PURCHASE AGREEMENT OR THE OTHER SENIOR SUBORDINATED NOTE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, EXTENSIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE, THE

NOTE PURCHASE AGREEMENT AND THE OTHER SENIOR SUBORDINATED NOTE DOCUMENTS. ANY PARTY HERETO (OR BENEFICIARY HEREOF) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTORS AND THE PURCHASERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 17. CHOICE OF LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Guarantors have executed this Guarantee by its duly authorized officer as of the date first written above.

“Guarantors”

KEY TRANSPORTATION SERVICES, INC., a Texas corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	Treasurer

Address for Guarantor:

12009 Fountain Place Suite 350 Gold River, CA 95670

INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	Treasurer

Address for Guarantor:

12009 Fountain Place Suite 350 Gold River, CA 95670

THIRD AMENDMENT EFFECTIVE DATE

COMPLIANCE CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date: March     , 2007

This Compliance Certificate (this “Certificate”) is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Company”), in connection with that certain Consent and Third Amendment to Note Purchase Agreement dated as of the date hereof by and among the Company, Panther Expedited Services, Inc., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), Panther II, Inc., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), Integ Merger, Inc., a Delaware corporation and the Purchasers (as hereinafter defined) (the “Consent”) and pursuant to subsection 4.2(b) of that certain Note Purchase Agreement dated as of January 11, 2006, as amended, among the Company, York Street Mezzanine Partners, L.P., Cumis Insurance Society, Inc. and the other purchasers parties thereto (together, the “Purchasers”), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “Note Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement.

The officer executing this Certificate is a Responsible Officer of the Company and as such is duly authorized to execute and deliver this Certificate on behalf of the Company. By executing this Certificate such officer hereby certifies to the Purchasers, on behalf of the Company, that after giving effect to the consummation of the Integres Acquisition:

(a) the Senior Leverage Ratio for the twelve (12) month period ending February 28, 2007 (which calculation shall be based on and give effect to the Indebtedness as of the closing date of the Integres Acquisition) does not exceed 3.85 to 1.00; and

(b) Exhibit A hereto is a correct calculation of the Senior Leverage Ratio described in paragraph (a) above.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by one of its Responsible Officers this day          of March, 2007.

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as successor by merger to Panther Acquisition, lnc., an Ohio corporation, as the Company

By:	/s/ David K. Sokolowski
Name:	David K. Sokolowski
Title:	CEO

2

EXHIBIT A TO EXHIBIT 4.2 (b)

COMPLIANCE CERTIFICATE

Feb-07
Covenant 6.1 Capital Expenditure Limit

Capital Expenditures are defined as follows: The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP	$1,266.00

Less: Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures	$1,266.00

Permitted Capital Expenditures	$3,000.00

In Compliance	Yes

For purposes of calculating Cash Flow, Capital Expenditures are defined as follows: The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should	$1,266.00

Less: Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above	0

To the extent included above, amounts paid as the purchase price in Permitted
Acquisitions	0

Capital Expenditures	$1,266.00

Less: Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the

Unfinanced Capital Expenditures (used in calculation of Cash Flow)	$1,266.00

Covenant 6.2 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:

Adjusted Indebtedness (per Exhibit B)	$101,850.36
Less: The principal amount of the Subordinated Indebtedness evidenced by the Subordinated Notes	($27,166.00)

Senior Indebtedness	$74,684.36

EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$25,436.57

Plus: Pro Forma Acquisition EBITDA (as defined below) for each Permitted Acquisition (attach Schedule showing calculation of Pro Forma Acquisition EBITDA for each Permitted Acquisition)	$1,939.00

Adjusted EBITDA	$27,375.57

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Feb-07
Senior Leverage Ratio (Adjusted Indebtedness (from above) divided by Adjusted EBITDA)	2.73

Maximum Senior Leverage Ratio	3.85

In Compliance	YES

“Pro Forma Acquisition EBITDA” means, with respect to any Acquired Entity, the Acquired Entity’s earnings before interest, taxes, depreciation and amortization for the most recent trailing twelve (12) month period ending as of the last day of the month pr

Covenant 6.3 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:

Cash Flow (per Exhibit B)	$24,170.57

Fixed Charges:
Net Interest Expense (per Covenant 6.4)	$8,410.60

Plus: Scheduled principal payments of Indebtedness during such period[l]	3,125.00

Taxes paid in cash during such period	4,500.00

Restricted Payments paid in cash during such period (excluding (a) dividends from Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower and (b) Restricted Payments made pursuant to and in compliance with Section 5.11 (b) of the Management fees and expenses and board of director fees paid in cash during such period	$1,911.08

Performance bonuses (“Performance Bonuses”) paid to pursuant to that certain , to the extent added back to net income (or loss) in the determination of EBITDA	$0.00

Fixed Charges	$17,946.68

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)	1.35

Required Fixed Charge Coverage	1.10

In Compliance	YES

Covenant 6.4 Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:

EBITDA (per Exhibit B)	$27,375.57

Net Interest Expense:
Gross interest expense for such period required to be paid in cash (including all commissions, discounts, fees and other charges in connection with standby letters of	$12,448.60

Less: Interest income for such period	0

Net Interest Expense (used in calculation of Fixed Charge Coverage and Excess Cash Flow)	$8,410.60

Interest Coverage Ratio (EBITDA divided by Net Interest Expense)	3.25

Required Interest Coverage Ratio	2.25

In Compliance	YES

Exhibit B

Feb 2007 Reporting Package Certificate	Page 2 of 4	3/15/2007 8:17 PM

Feb-07
Calculation of EBITDA and Cash Flow

EBITDA is defined as follows:
Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, exc	$1,055.85

Plus, without duplication:
All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$8,608.82

Interest expense (less interest income) deducted in calculating net income (or loss) for such period	$11,480.77

All accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period	($12.42)

All management fees and expenses and board of director fees, in each instance, to the extent deducted in calculating net income (or loss) for such period	$1,911.08

All non-cash amounts deducted in the determination of net income (or loss) for such period resulting solely from the application of FAS 141, FAS 142 or FAS 144 in accordance with GAAP

All transaction-related expenses and fees incurred in connection with the Related Transactions, not to exceed $6,000,000 in the aggregate, and in connection with Permitted Acquisitions, not to exceed $500,000 in the aggregate, in each case to the

Amendment and waiver fees paid to Agent and Lenders and annual agent’s fee paid to Agent, in each instance, to the extent deducted in calculating net income (or loss) for such period
Other expenses paid at the direction of the Agent in connection with the exercise of its rights under the Loan Documents, to the extent deducted in calculating net income (or

Severance payments and non-recurring family-related expenses, not to exceed $550,000 in the aggregate, incurred in the calendar quarter ended June 30, 2005, in each instance, to the extent deducted in calculating net income (or loss) for such period

Non-cash compensation expense attributable to employee stock options, to the extent deducted in calculating net income (or loss) for such period	$540.13

Other non-cash expenses (or less non-cash income), to the extent deducted in calculating net income (or loss) for such period and for which no cash outlay (or cash

Costs and expenses, not to exceed $1,852,000 in the aggregate, incurred in the calendar quarters ended September 30, 2006 and December 31, 2006 in connection with the proposed initial public offering of shares of capital stock of Holdings, in each instance, to the extent deducted in calculating net income (or loss) for such period	$1,852.34

Performance Bonuses paid to pursuant to that certain , not to exceed $2,500,000 in the aggregate, to the extent deducted in calculating net income (or loss)	$0.00

EBITDA[2]

Feb 2007 Reporting Package Certificate	Page 3 of 4	3/15/2007 8:17 PM

Feb-07
Calculation of Cash Flow
EBITDA for the applicable period of measurement	$25,436.57

Less: Unfinanced Capital Expenditures (per Covenant 6.1)	($1,266.00)

Cash Flow (used in calculation of Excess Cash Flow and Fixed Charge Coverage)	$24,170.57

Calculation of Leverage Ratio

Average of the Revolving Loan balance as of the last day of each of the twelve months ended on date of measurement (or, with respect to any measurement date ending on or prior to May 31, 2006, the average of the Revolving Loan balance as of the last day o	$4,678.49

Plus: Letter of Credit Participation Liability as of date of measurement	$2,505.88

Outstanding principal balance of Term Loans as of date of measurement	$67,500.00

Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

Principal portion of Subordinated Indebtedness evidenced by the Subordinated Notes as of the date of measurement	$27,166.00

Without duplication, all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under Rate Contracts to the extent constituting an Obligation) as of date of measurement

Indebtedness:	$101,850.36

Less: Unrestricted cash and cash equivalents of Borrower and its Subsidiaries in which Agent has a perfected first priority Lien, not to exceed $2,500,000 in the aggregate	$0.00

Adjusted Indebtedness	$101,850.36

EBITDA for the twelve month period ending on the date of measurement	$25,436.57

Plus: Pro Forma Acquisition EBITDA (as defined below) for each Permitted Acquisition	$1,939.00

Adjusted EBITDA	$27,375.57

Leverage Ratio	3.72

[1]	For purposes of calculating Fixed Charge Coverage, any prepayment of Term Loans pursuant to Section 1 .8(e) of the Credit Agreement shall be deemed to have been applied pro rata to all remaining scheduled installments thereof, regardless of how such pr
[2]	Solely for purposes of computing the Leverage Ratio, EBITDA for the following periods shall be deemed equal to the following amounts:

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